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                                                                    Exhibit 23.2


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the NetRadio Corporation Nonqualified Stock Option Agreement, of our report dated January 26, 2001, 2001 with respect to the financial statements of NetRadio Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP


Minneapolis, Minnesota
August 21, 2001